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                   [Letterhead of PricewaterhouseCoopers LLP]


                                                                    Exhibit 23.3


                       Consent of Independent Accountants



We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated February 18, 2000 relating to the financial statements of The Savings Bank of Utica and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the headings "Expert" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP

Syracuse, New York
February 11, 2002